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EXHIBIT NO. 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of Upland Energy Corporation on Form S-8 of our report dated February 17, 1997 accompanying the financial statements as of December 31, 1996 and 1995 of Upland Energy Corporation, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

/S/ PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah
July 2, 1997